Exhibit 10.3

PROMISSORY NOTE

$200,000.00	December 31, 2018

For value received, the undersigned, GenResults LLC (“Maker”), hereby promises to pay to the order of Jemmett Enterprises LLC (“Holder”), the principal sum of $200,000.00 (the “Principal Amount”), including interest in accordance with the terms set forth below .

I.	Payment. The Principal Amount together with accrued and unpaid interest and all other charges, costs, and expenses, is due and payable on June 30, 2020.

2.	Interest. The Principal Amount shall bear interest at the rate of 6% per annum, accruing daily. Notwithstanding, the total interest charged on the Principal Amount shall not exceed the maximum amount allowed by law and Maker shall not be obligated to pay any interest in excess of such amount.

3.	Prepayment. Maker has the right to prepay all or any part of the Principal Amount of this Note at any time without prepayment penalty or premium of any kind.

4.	Costs and Fees. Upon the occurrence of a default by Maker, Maker shall pay to Holder all costs of collection, including reasonable attorney fees.

5.	Waiver. Maker and all sureties, guarantors, and endorsers hereof, waive presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note.

6.	Assignment. Maker may not assign its rights or delegate its duties under this Note without Holder’s prior written consent.

7.	Amendment. This Note may be amended or modified only by a written agreement signed by Maker and Holder.

8.	Notifications. Any notice or communication under this Note must be in writing and either personally delivered, sent by overnight courier service, certified or registered mail, postage prepaid, return receipt requested or by facsimile or electronic email transmission.

9.	Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Arizona.

10.	Miscellaneous. This Note will insure to the benefit of and be binding on the respective successors and permitted assigns of Maker and Holder. Holder shall not be deemed to have waived any provision of this Note or the exercise of any rights held under the Note unless such waiver is made expressly and in writing. Waiver by Lender of a breach or violation of any provision of this Note shall not constitute a waiver of any other subsequent breach or violation. In the event that any of the provisions of this Note are held to be invalid or unenforceable in whole or in part, the remaining provisions shall not be affected and shall continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in this Note.

In Witness whereof, the undersigned has executed the Note as of the date first state above.